Exhibit 99.1
THORATEC CORPORATION RECEIVES NASDAQ STAFF DETERMINATION LETTER
     (PLEASANTON, CA), March 20, 2007—Thoratec Corporation (NASDAQ: THOR), a world leader in products to treat cardiovascular disease, today announced that the company has received a Staff Determination Letter from Nasdaq.
     On March 1, 2007, the company announced that it had filed with the Securities and Exchange Commission a Form 12b-25 for a 15 day extension to file its annual report on Form 10-K for the year ended December 30, 2006 (2006 Form 10-K) because it had undertaken, and was in the process of completing, a detailed review of its equity-based compensation practices, including a review of the underlying documentation and procedures, and related accounting, for such practices. As of the end of this extension period, the company has not filed its 2006 Form 10-K. However, the company intends to file its 2006 Form 10-K as soon as practicable.
     As a matter of Nasdaq standard procedure, the company anticipated and received on March 19, 2007 a Nasdaq Staff Determination Letter indicating that the company has failed to comply with the filing requirement for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14), and that its securities are, therefore, subject to delisting from the Nasdaq Global Select Market. The company will request a hearing before the Nasdaq Listing Qualifications Panel to appeal the Staff Determination, and the delisting action will be automatically stayed pending the Panel’s decision. The company’s stock will continue to be listed on Nasdaq until the Panel issues its decision and during any extension period granted by the Panel. There can be no assurance that the Panel will grant the company’s request for continued listing.
     To date, the company’s review is ongoing and no determination has been made as to whether any granting documentation errors or any other results of the review will have any impact on the company’s financial statements.
     Thoratec is a world leader in therapies to address advanced-stage heart failure. The company’s product lines include the Thoratec® VAD (Ventricular Assist Device) and HeartMate® LVAS (Left Ventricular Assist System) with more than 11,000 devices implanted in patients suffering from heart failure. Additionally, its International Technidyne Corporation (ITC) division supplies blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com.

TNR-438	Continued....

Corporate Headquarters
Thoratec Corporation     6035 Stoneridge Drive, Pleasanton, CA 94588     Tel 925-847-8600     Fax 925-847-8574     www.thoratec.com

Burlington Office	Rancho Cordova Office
23 Fourth Avenue, Burlington, MA 01803	2945 Kilgore Road, Rancho Cordova, CA 95670
Tel 781-272-0139 Fax 781-852-8390	Tel 916-852-2833 Fax 916-638-3216

Thoratec Corporation Receives
Nasdaq Staff Determination Letter
     Except for the historical information contained herein, the matters described above, including statements with respect to expectations regarding the timing of filing of the company’s annual report on Form 10-K for the fiscal year ended December 30, 2006 and that the company will file an appeal of the Staff Determination, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words “expects,” “projects,” “hopes,” “believes,” “could,” “will,” “may,” “estimates,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements, based on a variety of factors, many of which are beyond the company’s control. Therefore, readers are cautioned not to put undue reliance on these statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the timing and outcome of the company’s review of its equity-based compensation practices and the conclusions resulting from that review, actions that may be taken or required as a result of the review, actions by the Securities and Exchange Commission or other regulatory agencies as a result of their review of the company’s equity-based compensation practices, the Nasdaq Listing Qualifications Panel review, the ability and timing of the company to regain compliance with Nasdaq Marketplace Rule 4310(c)(14) and the periodic reporting requirements of the Exchange Act, and the continued listing of the company’s stock on the Nasdaq Global Select Market. In particular, the company may be required to make adjustments, which may be material, to financial results previously reported for prior periods as a result of the company’s review of its equity-based compensation practices. When the review is complete and the company files its 2006 Form 10-K, the financial statements may differ from the results disclosed in its February 15, 2007 earnings release and prior SEC filings. Forward-looking statements contained herein should be considered in light of these factors and those factors discussed from time to time in the company’s most recent annual report on Form 10-K filed with the SEC, and as may be updated in subsequent SEC filings. These forward-looking statements speak only as of the date hereof. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.
Contacts:
David Smith
Executive Vice President, Chief Financial Officer
(925) 847-8600
or
Neal Rosen
Kalt Rosen & Co.
(415) 397-2686
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Corporate Headquarters
Thoratec Corporation     6035 Stoneridge Drive, Pleasanton, CA 94588     Tel 925-847-8600     Fax 925-847-8574     www.thoratec.com

Burlington Office	Rancho Cordova Office
23 Fourth Avenue, Burlington, MA 01803	2945 Kilgore Road, Rancho Cordova, CA 95670
Tel 781-272-0139 Fax 781-852-8390	Tel 916-852-2833 Fax 916-638-3216